EXHIBIT 10L

                        FOURTH ADDENDUM TO FEE AGREEMENT
                               WITH MORRIS C. GORE

                                 MORRIS C. GORE
                          ATTORNEY AND COUNSELOR AT LAW
                          6116 NORTH CENTRAL EXPRESSWAY
                                    SUITE 712
                               DALLAS, TEXAS 75206

                            TELEPHONE: (214) 692-5481
                           TELECOPIER: (214) 692 1381


                                December 11, 1996

VIA FAX AND U.S. MAIL

Fred G.  Luke, Chief Executive Officer
Nona Morelli's II, Inc.
2 Park Plaza, Suite 470
Irvine, California  92614

         Re: Third Addendum to Fee Agreement dated January 28, 1994 with Nona Morelli's II, Inc.

Dear Mr.Luke:

         This letter will serve as the Third Addendum to my Fee Agreement with Nona Morelli's II, Inc. (the "Company") dated February 25, 1994. This Addendum is necessitated by the fact that the securities previously issued have been sold.

         Accordingly, based upon anticipated legal fees and costs of approximately $15,000 per month, your Company has suggested, and I have agreed, that it place up to an additional 70,000 shares of its free-trading common stock in my name under the same terms and conditions as enumerated in our Fee Agreement of February 28, 1994. Your Company has agreed to promptly register this additional block of stock pursuant to Form S-8 at its own expense and deliver such stock to me, upon the filing and effectiveness of said Form S-8.

         If the foregoing accurately reflects our agreement, please indicate your Company's approval by dating, signing and attesting below and then promptly return an original hereof to me. The second duplicate original included herein is for your company's filed.

                                        Sincerely,

                                        /s/  Morris C. Gore
                                        ---------------------------------------
                                             Morris C. Gore

APPROVAL AND ACCEPTANCE

READ, UNDERSTOOD AND ACCEPTED THIS 11th day of December, 1996.

NONA MORELLI'S II, INC.
(a Colorado Corporation)

By:  /s/  Fred G. Luke
----------------------------------
Name:     Fred G. Luke
Title:    Chief Executive Officer